UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 13, 2012 (December 13, 2012)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2012, Caesars Operating Escrow LLC and Caesars Escrow Corporation (the “Escrow Issuers”), wholly owned subsidiaries of Caesars Entertainment Operating Company, Inc. (the “Company”), a wholly owned subsidiary of Caesars Entertainment Corporation (the “Registrant” or the “Parent Guarantor”), completed the offering of $750,000,000 aggregate principal amount of 9% Senior Secured Notes due 2020 (the “Additional Notes”). The Additional Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Additional Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The Additional Notes were issued under the same indenture governing the 9% Senior Secured Notes due 2020 that were issued on August 22, 2012 (the “Existing Notes” and, together with the Additional Notes, the “Notes”), but the Additional Notes and the Existing Notes will not be fungible until the completion of a registered exchange offer pursuant to which holders that exchange their Additional Notes and/or Existing Notes will collectively receive registered 9% Senior Secured Notes due 2020 that will have a single CUSIP number and thereafter be fungible.

1. Escrow Agreement

Pursuant to an escrow agreement, dated as of December 13, 2012, among U.S. Bank National Association, as escrow agent and securities intermediary, U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture (as defined below), and the Escrow Issuers (the “Escrow Agreement”), the Escrow Issuers deposited the gross proceeds of the offering of the Additional Notes (which, for the avoidance of doubt, includes an amount of cash equal to accrued interest on the Additional Notes from August 22, 2012 to December 13, 2012 that was funded by the purchasers of the Additional Notes in connection with the issuance of the Additional Notes on December 13, 2012 (the “Pre-funded Interest Amount”)), together with additional amounts necessary to redeem the Additional Notes, if applicable, into a segregated escrow account until the date that certain escrow conditions are satisfied. The escrow conditions include, among other things, the assumption by the Company of all obligations of the Escrow Issuers under the Additional Notes (the “CEOC Assumption”) and the receipt of all required regulatory approvals.

The funds held in the Escrow Account will be released to the Company upon delivery by the Company to the escrow agent and the Trustee of an officer’s certificate certifying that, prior to or concurrently with the release of funds from the Escrow Account, the escrow conditions have been met.

The Escrow Issuers granted the Trustee, for the benefit of the holders of the Additional Notes, a first-priority security interest in the Escrow Account and all deposits therein to secure the note obligations pending disbursement.

2. Indenture and 9% Senior Secured Notes due 2020

The Additional Notes, which mature on February 15, 2020, were issued pursuant to an indenture, dated as of August 22, 2012, among the Escrow Issuers, the Parent Guarantor, as parent guarantor, and the Trustee, as supplemented by a supplemental indenture, dated as of October 5, 2012, and as further supplemented by an additional notes supplemental indenture, dated as of December 13, 2012 (as so supplemented, the “Indenture”)

The Indenture provides that the Additional Notes are guaranteed by the Parent Guarantor. Upon the consummation of the CEOC Assumption and the execution and delivery of security documents creating liens securing the Additional Notes, the Additional Notes will be secured by first-priority security interests in substantially all of the property and assets held by the Company and each wholly-owned, domestic subsidiary of the Company that is a subsidiary pledgor with respect to the senior secured credit facilities.

The Indenture provides that if the escrow conditions are not satisfied on or prior to March 15, 2013 or such earlier date as the Company determines in its sole discretion that any of the escrow conditions cannot be satisfied, the Additional Notes will be subject to a special mandatory redemption at a price of 100% of the gross proceeds of the Additional Notes, offered (which, for the avoidance of doubt, includes the Prefunded Interest Amount) plus accrued and unpaid interest to, but not including, the date of redemption.

The Company will pay interest on the Additional Notes at 9.00% per annum, semiannually to holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing on February 15, 2013.

The Company may redeem the Notes at its option, in whole or part, at any time prior to February 15, 2016, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. The Company may redeem the Notes, in whole or in part, on or after February 15, 2016, at the redemption prices set forth in the Indenture. In addition, at any time and from time to time on or before February 15, 2015, the Company may choose to redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to the further issuance of additional notes) at a redemption price equal to 109.000% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any further issuance of additional notes) remain outstanding after each such redemption.

The Indenture contains covenants that limit the Company’s (and most of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) designate its subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

3. Registration Rights Agreement

On December 13, 2012, in connection with the issuance of the Additional Notes, the Escrow Issuers and the Parent Guarantor entered into a registration rights agreement with Citigroup Global Markets Inc., as representative of the initial purchasers, relating to, among other things, the exchange offer for the Additional Notes and the related parent guarantee (as described above) (the “Registration Rights Agreement”).

Upon the consummation of the CEOC Assumption, the Company will execute a joinder to the Registration Rights Agreement.

Subject to the terms of the Registration Rights Agreement, the Company and the Parent Guarantor will use their reasonable best efforts to either (a) register with the Securities and Exchange Commission, and cause to become effective a registration statement relating to an offer to exchange, Additional Notes having substantially identical terms as the Additional Notes as part of offers to exchange freely tradable exchange notes for Additional Notes, or (b) cause to make available an effective shelf registration statement relating to resales of certain registrable Additional Notes. In the exchange offer, holders that exchange Additional Notes and/or Existing Notes will collectively receive registered 9% Senior Secured Notes due 2020 having a single CUSIP number, and such Additional Notes and Existing Notes will thereafter be fungible.

Under option (a) above, (1) the exchange offer registration statement needs to become effective by the fifth business day following the one-year anniversary of the issuance of the Additional Notes, and (2) the exchange offer needs to be completed within 45 days after the exchange offer registration statement becomes effective. Under option (b) above, (1) an effective shelf registration statement needs to be made available by the 90th day following the date on which the requirement to make such shelf registration statement arises, and (2) following effectiveness of the shelf registration statement, subject to limited exceptions, it must not cease to remain effective or otherwise available for more than 60 days in any 12-month period prior to the time the Additional Notes cease to be registrable notes.

If the Company and the Parent Guarantor fail to meet these targets (a “registration default”), the annual interest rate on the Additional Notes will increase by 0.25%. The annual interest rate on the Additional Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year. If the registration default is corrected, the applicable interest rate will revert to the original level.

The foregoing summary is qualified in its entirety by reference to the Escrow Agreement, additional notes supplemental indenture and the Registration Rights Agreement, attached hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, and the indenture, dated as of August 22, 2012, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 22, 2012, which are incorporated herein by reference.

Section 2—Financial Information

Item	2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Additional Notes Supplemental Indenture, dated as of December 13, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of December 13, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and Citigroup Global Markets Inc., as representative of the initial purchasers.

10.1	Escrow Agreement, dated as of December 13, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, U.S. Bank National Association, as escrow agent and securities intermediary, and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 13, 2012	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Additional Notes Supplemental Indenture, dated as of December 13, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of December 13, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and Citigroup Global Markets Inc., as representative of the initial purchasers.

10.1	Escrow Agreement, dated as of December 13, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, U.S. Bank National Association, as escrow agent and securities intermediary, and U.S. Bank National Association, as trustee.